Exhibit 23.2

CONSENT of JONES SIMKINS LLC,
UTAH MEDICAL PRODUCTS, INC’S INDEPENDENT AUDITORS
for the YEARS ENDED DECEMBER 31, 2017 and DECEMBER 31, 2016

Consent of Independent Registered Public Accounting Firm

Utah Medical Products, Inc.

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 Nos. 333-127946 and 333-199337 of Utah Medical Products, Inc. of our report dated March 14, 2020, relating to the consolidated financial statements and the effectiveness of Utah Medical Products, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

JONES SIMKINS LLC
Logan, Utah
March 12, 2020